Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of QEP Resources, Inc., hereby severally constitute C. B. Stanley and Richard J. Doleshek, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2012 and any and all amendments to be filed with the Securities and Exchange Commission by QEP Resources, Inc., hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2012 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/ C.B. Stanley	Chairman of the Board	2/19/2013
C. B. Stanley	President and Chief Executive Officer

/s/ Keith O. Rattie	Director	2/19/2013
Keith O. Rattie

/s/ Phillip S. Baker	Director	2/19/2013
Phillips S. Baker

/s/ L. Richard Flury	Director	2/19/2013
L. Richard Flury

/s/ Robert E. McKee	Director	2/19/2013
Robert E. McKee

/s/ M. W. Scoggins	Director	2/19/2013
M. W. Scoggins

/s/ David A. Trice	Director	2/19/2013
David A. Trice